CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Registration Statements (File No. 33-69482, File No. 33-94982, File No. 333-12255 and File No. 333-26427).


ARTHUR ANDERSEN LLP


Baltimore, Maryland
March 12, 1997